News Release

The Doctors Company and ProAssurance Announce Early Termination of the Hart-Scott-Rodino Waiting Period

Napa, CA and Birmingham, AL, July 7, 2025: The Doctors Company, the nation’s largest physician-owned medical malpractice insurer, and ProAssurance Corporation (NYSE: PRA), an industry-leading specialty insurer with extensive expertise in medical liability, products liability for medical technology and life sciences, and workers’ compensation insurance, announced today that on July 2, 2025, the U.S. Federal Trade Commission granted early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”) with respect to the pending acquisition of ProAssurance by The Doctors Company.

The termination of the waiting period under the HSR Act satisfies one of the conditions for the closing of the pending acquisition, which is expected to be completed in the first half of 2026, but which remains subject to other customary closing conditions, including receipt of the remaining regulatory approvals. The Doctors Company and ProAssurance will continue to operate independently until closing occurs.

About The Doctors Company
Founded and led by physicians, The Doctors Company (thedoctors.com), the nation’s largest physician-owned medical malpractice insurer, is relentlessly committed to advancing, protecting, and rewarding the practice of good medicine. The Doctors Company helps all healthcare providers manage the complexities of today’s healthcare environment—with expert guidance, resources, and coverage. The Doctors Company is part of TDC Group (tdcg.com), the nation’s largest physician-owned provider of insurance and risk management solutions. TDC Group serves the full continuum of care, from individual clinicians to academic medical systems—with over 110,000 healthcare professionals and organizations nationwide—with annual revenue of $1.5 billion and more than $8 billion in assets. To learn more about our data-driven insights and to stay up to date on industry trends, follow and subscribe to The Doctors Company on X (@doctorscompany), YouTube, LinkedIn, and Facebook.

About ProAssurance Corporation
ProAssurance is an industry-leading specialty insurer with extensive expertise in medical professional liability and products liability for medical technology and life sciences. ProAssurance also is a provider of workers’ compensation insurance in the eastern U.S. ProAssurance is rated “A” (Excellent) by AM Best. For the latest on ProAssurance and its industry-leading suite of products and services, cutting-edge risk management and practice enhancement programs, visit the company’s website at proassurancegroup.com with investor content available at Investor.proassurance.com.

Forward-Looking Statements
The foregoing contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements are often identified by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “hope,” “hopeful,” “likely,” "may," "optimistic," "possible," "potential," "preliminary," "project," "should," "will,"

“would” or the negative or plural of these words or similar expressions or variations. Forward-looking statements are made based upon management’s current expectations and beliefs and are not guarantees of future performance. Such forward-looking statements are subject to a number of risks, uncertainties, assumptions and other factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by the forward-looking statements. These factors include, among others: (i) the completion of the proposed transaction on the anticipated terms and timing, (ii) the satisfaction of other conditions to the completion of the proposed transaction, including obtaining required regulatory approvals; (iii) the risk that ProAssurance Corporation’s stock price may fluctuate during the pendency of the proposed transaction and may decline if the proposed transaction is not completed; (iv) potential litigation relating to the proposed transaction that could be instituted against ProAssurance Corporation or its directors, managers or officers, including the effects of any outcomes related thereto; (v) the risk that disruptions from the proposed transaction will harm ProAssurance Corporation’s business, including current plans and operations, including during the pendency of the proposed transaction; (vi) the ability of ProAssurance Corporation to retain and hire key personnel; (vii) the diversion of management’s time and attention from ordinary course business operations to completion of the proposed transaction and integration matters; (viii) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transaction; (ix) legislative, regulatory and economic developments; (x) potential business uncertainty, including changes to existing business relationships, during the pendency of the proposed transaction that could affect ProAssurance Corporation’s financial performance; (xi) certain restrictions during the pendency of the proposed transaction that may impact ProAssurance Corporation’s ability to pursue certain business opportunities or strategic transactions; (xii) unpredictability and severity of catastrophic events, including but not limited to acts of terrorism, outbreaks of war or hostilities or global pandemics, as well as management’s response to any of the aforementioned factors; (xiii) the possibility that the proposed transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (xiv) unexpected costs, liabilities or delays associated with the transaction; (xv) the response of competitors to the transaction; (xvi) the occurrence of any event, change or other circumstance that could give rise to the termination of the proposed transaction, including in circumstances requiring ProAssurance Corporation to pay a termination fee ; and (xvii) other risks set forth under the heading “Risk Factors,” of our Annual Report on Form 10-K for the year ended December 31, 2024 and in our subsequent filings with the Securities and Exchange Commission. You should not rely upon forward-looking statements as predictions of future events. Our actual results could differ materially from the results described in or implied by such forward-looking statements. Forward-looking statements speak only as of the date hereof, and, except as required by law, we undertake no obligation to update or revise these forward-looking statements.

#####

Media Contacts

The Doctors Company
Kelly Cinelli • AVP, Public Relations 707-226-0754 • kcinelli@thedoctors.com

ProAssurance Corporation
Heather J. Wietzel • SVP, Investor Relations 800-282-6242 • 205-776-3028 • InvestorRelations@ProAssurance.com

2